UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2009

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, Global Gold Corporation (the "Company" or "Global Gold") entered into an agreement with Caldera Resources Inc. (“Caldera”) outlining the terms for a joint venture on the Company’s Marjan property in Armenia (“Marjan JV”).

Key terms include that Caldera shall, subject to terms and conditions, earn a 55% interest in the Marjan Gold-Silver-Polymetallic Project after completing a bankable feasibility study on the project or spending US$3.0M on the property.

As additional consideration, Caldera will be making a non-refundable US$50,000 deposit by December 30, 2009 and issue 500,000 shares of the company on a post-consolidated basis. Caldera will also make a payment of US$100,000 no later than March 30, 2010 following the execution of final documents, all as describe below in Exhibit 10.3. A definitive agreement will be signed as soon as possible, upon completion of due diligence review, respective board approvals and any regulatory approval that may be required.

Item 8.01 Other Events

On December 21, 2009, the Company and Caldera issued a joint press release announcing that it has entered into an agreement with Caldera outlining the terms for a joint venture on the Company’s Marjan property in Armenia.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Material Contract – Marjan Joint Venture Agreement dated as of December 18, 2009.

99.1	Press release of Global Gold Corporation and Caldera Resources Inc. announcing a joint venture on the Marjan property in Armenia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2009	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer